UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 25, 2012

Woodward, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-8408	36-1984010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 East Drake Road, Fort Collins, Colorado		80525
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	970-482-5811

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 25, 2012, Woodward, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”). The stockholders considered four proposals, each of which is described more fully in the Company’s proxy statement for the 2011 Annual Meeting. Set forth below are the final voting results on each matter submitted to a vote of the Company’s stockholders for the 2011 Annual Meeting.

Proposal 1. Election of four directors for a three-year term to expire in or about January 2015:

	For	Withhold	Broker Non-Votes
Paul Donovan	54,257,896	2,563,170	6,239,608
Thomas A. Gendron	54,849,342	1,971,724	6,239,608
John A. Halbrook	54,660,810	2,160,256	6,239,608
Ronald M. Sega	56,009,452	811,614	6,239,608

Proposal 2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm:

For	62,283,419
Against	664,157
Abstain	113,098

Proposal 3. Advisory vote on executive compensation:

For	53,542,417
Against	2,583,009
Abstain	695,640
Broker Non-Votes	6,239,608

Proposal 4. Reapproval of material terms for qualified performance-based awards for Section 162(m) purposes under the Woodward 2006 Omnibus Incentive Plan:

For	53,544,250
Against	2,926,027
Abstain	350,789
Broker Non-Votes	6,239,608

As previously reported, pursuant to an advisory vote held at the Company’s 2010 Annual Meeting of Stockholders, stockholders representing more than a majority of the votes cast recommended that the Company hold future advisory votes on executive compensation on an annual basis. In light of these voting results and other factors, the Board of Directors of the Company has elected to include in the Company’s proxy materials a non-binding advisory vote on executive compensation on an annual basis until no earlier than such time as the results of the next required non-binding advisory vote on the frequency of each such proposal are available.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Woodward, Inc.

January 26, 2012	By:	A. Christopher Fawzy

Name: A. Christopher Fawzy
Title: Corporate Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer